Exhibit 99.1

Capital City Bank Group, Inc.

Announces Late Filing of Third Quarter 2023 10-Q

and Planned Restatements

TALLAHASSEE, Fla. (November 13, 2023) – Capital City Bank Group, Inc. today announced that in preparing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, it identified certain inter-company transactions between its subsidiaries, Capital City Bank and Capital City Home Loans Inc., involving residential mortgage loan purchases that were not properly recorded in accordance with generally accepted accounting principles, which impacted the Company’s earnings release for the third quarter of 2023 and the Company’s consolidated financial statements for the year ended December 31, 2022, the three months ended March 31, 2022 and 2023, the three and six months ended June 30, 2022 and 2023, and the three and nine months ended September 30, 2022.

As a result, the Company is unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 in a timely manner and has determined that financial statements and the related report of the Company’s independent auditor, FORVIS, LLP, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s consolidated financial statements for the other periods referred to above, should no longer be relied upon and that certain of such financial statements should be restated. Further, investors should no longer rely upon the financial statements and related information in the Company’s earnings releases issued, and investor presentations distributed, for those periods as well as for the quarter ended September 30, 2023.

“In the course of preparing our 10-Q for the third quarter, we identified specific accounting items that need revision and will require restating certain historical financial information,” said William G. Smith, Jr., President and Chief Executive Officer of Capital City Bank Group. “We are committed to the integrity of our reporting and are working diligently to complete our third-quarter reporting and rectify affected prior period financials.”

In light of the matters discussed above, management is reassessing the effectiveness of CCBG’s internal control over financial reporting and disclosure controls and procedures, and CCBG expects to report a material weakness in its internal controls with respect to the inaccuracies mentioned above. Management intends to implement new controls to remediate any control deficiencies that exist with respect to these transactions.

The Company intends to file amendments to its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2023, and the three and six months ended June 30, 2023, including restated financial statements and related disclosures (collectively, the “Amended Reports”), as promptly as practicable. Management, in consultation with the Company’s independent public accountants, is working to determine whether there are impacts to any of the Company’s financial statements other than those referred to above and that require amendments to any SEC filings other than the Amended Reports.

Additional information regarding the matters discussed above is set forth in the Company’s Current Report on Form 8-K and Form 12b-25, both filed today with the SEC.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $4.1 billion in assets. We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards, securities brokerage services and financial advisory services, including the sale of life insurance, risk management and asset protection services. Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 63 banking offices and 100 ATMs/ITMs in Florida, Georgia and Alabama. For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority) that are based on current plans and expectations that are subject to uncertainties and risks. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “vision,” “goal,” and similar expressions are intended to identify forward-looking statements. We may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements, and you should not rely on these forward-looking statements due to many factors, including: the effects of the restatements described above on prior-period financial statements or financial results; risks related to the timely and correct completion of the restatements and related filings; the risk that the completion and filing of the Amended Reports will take significantly longer than expected and will not be completed in a timely manner; identification of any additional inaccuracies in our financial reporting that require further restatements of previously issued financial statements; the risk that the restatements may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; the risk that additional information may become known prior to the expected filing of the Amended Reports with the SEC or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the Amended Reports with the SEC; the possibility that The Nasdaq Stock Market may seek to delist the Company’s securities; the possibility that the Company will not be able to become current in its filings with the SEC; the risk of investigations or actions by governmental authorities or regulators and the consequences thereof, including the imposition of penalties; the risk that the Company may become subject to shareowner lawsuits or claims; risks related to our ability to implement and maintain effective internal control over financial reporting and/or disclosure controls and procedures in the future, which may adversely affect the accuracy and timeliness of our financial reporting; risks related to changes in key personnel and any changes in our ability to retain key personnel; the inherent limitations in internal control over financial reporting and disclosure controls and procedures; the scope of the restatement and deficiencies, if any, in internal control over financial reporting and/or disclosure controls and procedures may be broader than we currently anticipate; remediation of any deficiencies with respect to the Company’s internal control over financial reporting and/or disclosure controls and procedures may be complex and time-consuming; the impact of these matters on the Company’s performance and outlook; and expectations concerning the Company’s performance and financial outlook. Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this press release speak only as of the date of this press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ, except as may be required by law.